UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2007

EATON VANCE CORP. (Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e -4(c))

INFORMATION INCLUDED IN THE REPORT

Item 9.01. Financial Statements and Exhibits

Registrant has reported its results of operations for the three and nine months ended July 31, 2007, as described in Registrant’s news release dated August 22, 2007, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Document
99.1	Press release issued by the Registrant dated August 22, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	August 22, 2007	/s/ William M. Steul
William M. Steul, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated August 22, 2007.

Exhibit 99.1

August 22, 2007

FOR IMMEDIATE RELEASE

EATON VANCE CORP. REPORT FOR THE THREE MONTHS AND NINE MONTHS ENDED JULY 31, 2007

Boston, MA—“Eaton Vance achieved another quarter of outstanding progress in growth of assets under management and profits, despite the emergence of a global credit crunch and associated turmoil in financial markets toward the end of the period,” said James B. Hawkes, Chairman and CEO of Eaton Vance Corp. “While we experienced an increase in retail mutual fund redemptions in July and August, solid retail managed account inflows have more than offset these outflows. Net flows in institutional, high-net-worth and offshore fund products have all remained positive. Our lack of exposure to sub-prime mortgage loans, private equity and hedge funds, combined with our broad stable asset mix and strong financial condition should help shield the Company from highly volatile financial markets. As of August 15th, Eaton Vance’s assets under management remained over $150 billion.”

Eaton Vance reported diluted earnings per share of $0.41 in the third quarter of fiscal 2007 compared to diluted earnings per share of $0.31 in the third quarter of fiscal 2006, an increase of 32 percent. Third quarter earnings were reduced by $14.8 million or $0.07 per diluted share by expenses associated with the $1.3 billion initial public offering of the closed-end Eaton Vance Risk-Managed Diversified Equity Income Fund in July. These expenses consisted of $12.6 million of structuring fees paid to distribution partners in the underwriting group and $2.2 million of sales-based incentives to members of the Eaton Vance sales and marketing organization.

The Company earned $0.60 per diluted share in the first nine months of fiscal 2007 compared to earnings of $0.88 per diluted share in the first nine months of fiscal 2006. Year-to-date earnings per share were reduced by $0.65 per diluted share by closed-end fund related expenses. These expenses consisted of structuring fee payments of $76.0 million, sales-based incentives of $14.8 million and one-time payments of $52.2 million made to terminate compensation agreements of the Company with Merrill Lynch and AG Edwards related to certain closed-end funds offered in prior periods. The Company expects to earn significant future management fees from the $9.9 billion in new closed-end fund assets raised in the first nine months of the fiscal year and increased operating income resulting from the termination of the compensation agreements on earlier closed-end funds.

Assets under management of $152.3 billion at the end of the third quarter of fiscal 2007 were $31.9 billion or 26 percent greater than the $120.4 billion at the end of the third fiscal quarter last year. In the 12-month period ended July 31, 2007, the Company’s assets under management were positively affected by long-term fund and separate account net inflows of $22.8 billion and market price appreciation of $9.9 billion. Gross sales and other inflows into long-term funds and separate accounts in the last 12 months were $45.1 billion.

Net inflows of $4.2 billion in the third quarter of fiscal 2007 were 56 percent greater than net inflows of $2.7 billion in the third quarter of fiscal 2006, helped by the $1.3 billion closed-end Eaton Vance Risk-Managed Diversified Equity Income Fund offering and higher net inflows into open-end funds and separate accounts. Excluding closed-end funds, total long-term fund and separate account net inflows in the third quarter of fiscal 2007 increased 14 percent compared to the third quarter of fiscal 2006. Open-end fund net inflows increased 31 percent to $2.1 billion from $1.6 billion. Retail managed account net inflows increased to $1.2 billion from less than $0.1 billion in the same period last year. Private fund net outflows of $0.2 billion resulted from the liquidation of a bank loan warehouse facility managed by the Company in anticipation of a pending collateralized loan obligation fund that has been withdrawn due to unfavorable market conditions. Institutional and high-net-worth net outflows of $0.3 billion resulted primarily from withdrawals from relatively low-fee separate accounts at Atlanta Capital Management. Tables 1-4 on page 6 summarize the Company’s assets under management and asset flows by investment objective.

As a result of higher average assets under management, revenue in the third quarter of fiscal 2007 increased by $70.4 million or 32 percent to $286.9 million compared to revenue in the third quarter of fiscal 2006 of $216.6 million. Investment adviser and administration fees increased 37 percent to $205.9 million, compared to a 28 percent increase in average assets under management. Distribution and underwriter fees increased 16 percent and service fee revenue increased 27 percent due to the increase in fund assets that pay these fees.

Operating expenses increased 33 percent in the third quarter of fiscal 2007 to $198.1 million compared to operating expenses of $148.7 million in the third quarter of fiscal 2006 because of $14.8 million of onetime expenses associated with the closed-end fund offering referred to earlier, as well as higher compensation, service fee, distribution and other expenses. Compensation expense (including closed-end fund-related compensation expenses) increased 29 percent because of significantly higher sales-based incentive payments and increases in employee headcount, base salaries, stock-option expense and higher management bonus accruals.

Amortization of deferred sales commissions increased 15 percent in the third quarter of fiscal 2007 compared to the third quarter of fiscal 2006 primarily because the growth in class C share fund sales and assets more than offset the continuing decline in class B share fund sales and assets. Service fee expense increased 31 percent, in line with the increase in assets that provide service fee revenue. Distribution expense increased 47 percent as a result of the $12.6 million of one-time closed-end fund structuring fees and increases in sales support expenses and distribution fees on class C fund shares. Fund expenses increased 35 percent because of increases in asset-based sub-advisory fees and other fund related expenses paid by the Company. Other expenses increased 40 percent primarily due to increases in information technology, facilities, travel, consulting and other miscellaneous expenses in the third quarter of fiscal 2007.

Operating income increased 31 percent to $88.9 million in the third quarter of fiscal 2007 from $67.9 million in the third quarter of fiscal 2006.

In evaluating operating performance, the Company considers operating income and net income, which are calculated on a basis consistent with accounting principles generally accepted in the United States (“GAAP”), as well as adjusted operating income, a non-GAAP performance measure. Adjusted operating income is defined as operating income plus closed-end fund structuring fees and one-time payments, stock-based compensation and the write-off of any intangible assets associated with the Company’s acquisitions. The Company believes that adjusted operating income is a key indicator of the Company’s ongoing profitability and therefore uses this measure as the basis for calculating performance-based management incentives. Adjusted operating income is not, and should not be construed to be, a substitute for operating income computed in accordance with GAAP. However, in assessing the performance of the business, Management and the Board of Directors look at adjusted operating income as a measure of underlying performance, since amounts resulting from one-time events (e.g., the offering of a closed-end fund) do not necessarily represent normal results of operations. In addition, when assessing performance, Management and the Board look at performance both with and without stock-based compensation.

The following table provides a reconciliation of operating income to adjusted operating income:

Reconciliation of Operating Income to Adjusted Operating Income

	For the Three			For the Nine
	Months Ended			Months Ended
	July 31,			July 31,

			%			%
(in thousands)	2007	2006	Change	2007	2006	Change

Operating income	$88,858	$67,885	31%	$127,147	$192,581	-34%
Closed-end fund
structuring	12,562	1,486	745%	75,998	1,486	NM
fees
Payments to terminate
closed-
end fund compensation	-	-	-	52,178	-	NM
agreements
Write-off of intangible	-	-	-	-	8,876	NM
assets
Stock-based compensation	10,914	8,271	32%	33,390	28,770	16%

Adjusted operating income	$112,334	$77,642	45%	$288,713	$231,713	25%

Net income increased 33 percent to $55.8 million in the third quarter of fiscal 2007 compared to $41.8 million in the third quarter of fiscal 2006. Interest income increased 21 percent because of higher interest earned on cash and short-term investments. Interest expense declined 91 percent due to the extinguishment of the Company’s long-term debt in August 2006. The Company’s effective tax rate, before minority interest and equity in net income of affiliates, was 38.8 percent in the third quarter of fiscal 2007 and 39.2 percent in the third quarter of fiscal 2006.

Cash, cash equivalents and short-term investments were $136.1 million on July 31, 2007, and $295.7 million on July 31, 2006. The Company’s strong operating cash flow in the last 12 months enabled it to pay $251.4 million to repurchase 6.8 million shares of its non-voting common stock, $86.2 million to retire its long-term debt and $58.2 million in dividends to shareholders, in addition to $128.2 million of closed-end fund structuring fees and compensation agreement buyouts. There were no outstanding borrowings against the Company’s $180.0 million credit facility on July 31, 2007. The credit facility was expanded to $200.0 million and extended for five years on August 13, 2007.

During the first nine months of fiscal 2007, the Company repurchased and retired 5.1 million shares of its non-voting common stock at an average price of $40.05 per share under its current repurchase authorization. Approximately 6.7 million shares remain of the current 8.0 million share authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as “forward- looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Eaton Vance Corp. Summary of Results of Operations (in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended

	July 31,	July 31,	%	July 31,	July 31,	%
	2007	2006	Change	2007	2006	Change

Revenue:
Investment adviser and administration fees	$ 205,892	$ 149,823	37%	$ 560,726	$ 437,176	28%
Distribution and underwriter fees	40,021	34,598	16	113,657	105,379	8
Service fees	39,597	31,235	27	111,166	89,238	25
Other revenue	1,422	919	55	4,743	3,118	52

Total revenue	286,932	216,575	32	790,292	634,911	24

Expenses:
Compensation of officers and employees	79,862	61,989	29	237,005	181,926	30
Amortization of deferred sales commissions	13,931	12,119	15	40,902	39,168	4
Service fee expense	31,420	24,063	31	86,320	69,896	23
Distribution expense	45,481	30,861	47	223,802	85,479	162
Fund expenses	5,490	4,074	35	14,164	11,873	19
Other expenses	21,890	15,584	40	60,952	53,988	13

Total expenses	198,074	148,690	33	663,145	442,330	50

Operating Income	88,858	67,885	31	127,147	192,581	(34)

Other Income/(Expense):
Interest income	2,667	2,197	21	7,002	5,938	18
Interest expense	(58)	(655)	(91)	(142)	(1,380)	(90)
Gain on investments	1,106	41	NM	2,779	3,589	(23)
Foreign currency loss	(95)	(55)	73	(228)	(182)	25
Impairment loss on investments	-	-	NM	-	(592)	NM

Income Before Income Taxes, Minority Interest,
Equity in Net Income of Affiliates and Cumulative
Effect of Change in Accounting Principle	92,478	69,413	33	136,558	199,954	(32)

Income Taxes	(35,869)	(27,233)	32	(52,840)	(77,451)	(32)

Minority Interest	(1,440)	(1,011)	42	(4,316)	(3,830)	13

Equity in Net Income of Affiliates, Net of Tax	607	650	(7)	2,026	2,803	(28)

Net Income Before Cumulative Effect of Change in
Accounting Principle	55,776	41,819	33	81,428	121,476	(33)

Cumulative Effect of Change in Accounting Principle,
Net of Tax	-	-	NM	-	(626)	NM

Net Income	$ 55,776	$ 41,819	33	$ 81,428	$ 120,850	(33)

Earnings Per Share Before Cumulative Effect of
Change in Accounting Principle:
Basic	$ 0.45	$ 0.33	36	$ 0.65	$ 0.95	(32)

Diluted	$ 0.41	$ 0.31	32	$ 0.60	$ 0.88	(32)

Earnings Per Share:
Basic	$ 0.45	$ 0.33	36	$ 0.65	$ 0.94	(31)

Diluted	$ 0.41	$ 0.31	32	$ 0.60	$ 0.88	(32)

Dividends Declared, Per Share	$ 0.12	$ 0.10	20	$ 0.36	$ 0.30	20

Weighted Average Shares Outstanding:
Basic	124,818	127,211	(2)	125,649	128,292	(2)

Diluted	135,824	136,601	(1)	135,890	138,141	(2)

Eaton Vance Corp. Balance Sheet (in thousands, except per share figures)

	July 31,	October 31,	July 31,
	2007	2006	2006

ASSETS
Current Assets:
Cash and cash equivalents	$ 136,081	$ 206,705	$ 165,771
Short-term investments	-	20,669	129,926
Investment adviser fees and other receivables	112,581	94,669	89,391
Other current assets	8,111	7,324	6,371

Total current assets	256,773	329,367	391,459

Other Assets:
Deferred sales commissions	105,821	112,314	114,825
Goodwill	103,003	96,837	96,834
Other intangible assets, net	35,953	34,549	34,704
Long-term investments	87,595	73,075	61,552
Equipment and leasehold improvements, net	22,987	21,495	20,228
Other assets	558	558	2,026

Total other assets	355,917	338,828	330,169

Total assets	$ 612,690	$ 668,195	$ 721,628

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accrued compensation	$ 77,906	$ 80,975	$ 59,664
Accounts payable and accrued expenses	52,000	33,660	32,303
Dividend payable	14,886	15,187	12,704
Current portion of long-term debt	-	-	76,316
Other current liabilities	30,805	9,823	7,920

Total current liabilities	175,597	139,645	188,907

Long-Term Liabilities:
Deferred income taxes	17,490	22,520	26,168

Total long-term liabilities	17,490	22,520	26,168

Total liabilities	193,087	162,165	215,075

Minority interest	9,561	9,545	9,246

Commitments and contingencies	-	-	-

Shareholders' Equity:
Common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 371,386, 309,760 and 309,760 shares, respectively	1	1	1
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 123,223,109, 126,125,717 and 126,735,035 shares, respectively	481	493	495
Notes receivable from stock option exercises	(2,574)	(1,891)	(2,043)
Accumulated other comprehensive income	6,091	4,383	2,700
Retained earnings	406,043	493,499	496,154

Total shareholders' equity	410,042	496,485	497,307

Total liabilities and shareholders' equity	$ 612,690	$ 668,195	$ 721,628

Table 1			Table 2
Asset Flows (in millions)			Assets Under Management
Twelve Months Ended July 31, 2007			By Investment Objective (in millions)

Assets 7/31/2006 - beginning of period	$ 120,390		July 31,	October 31,	%	July 31,	%
Long-term fund sales and inflows	35,692		2007	2006	Change	2006	Change

Long-term fund redemptions and outflows	(15,136)	Equity Funds	$ 69,705	$ 53,220	31%	$ 49,636	40%
Long-term fund net exchanges	(146)	Fixed Income Funds	24,449	21,482	14%	19,872	23%
Long-term fund mkt. value change	5,730	Bank Loan Funds	21,006	19,982	5%	19,511	8%
Institutional/HNW account inflows	3,699	Money Market Funds	1,615	3,728	-57%	2,472	-35%
Institutional/HNW account outflows	(5,070)	Separate Accounts	35,564	30,494	17%	28,899	23%

Institutional/HNW account assets acquired [1]	270	Total	$ 152,339	$ 128,906	18%	$ 120,390	27%

Retail managed account inflows	5,665
Retail managed account outflows	(2,061)
Separate account mkt. value change	4,163
Change in money market funds	(857)

Net change	31,949

Assets 7/31/2007 - end of period	$ 152,339

Table 3
Asset Flows by Investment Objective (in millions)
	Three Months Ended		Nine Months Ended

	July 31,	July 31,	July 31,	July 31,
	2007	2006	2007	2006

Equity fund assets - beginning of period	$ 68,207	$ 50,116	$ 53,220	$ 45,146
Sales/inflows	4,191	2,137	18,667	5,810
Redemptions/outflows	(1,703)	(1,432)	(5,138)	(4,093)
Exchanges	10	(43)	-	(6)
Market value change	(1,000)	(1,142)	2,956	2,779

Net change	1,498	(480)	16,485	4,490

Equity assets - end of period	$ 69,705	$ 49,636	$ 69,705	$ 49,636

Fixed income fund assets - beginning of period	24,493	19,141	21,482	18,213
Sales/inflows	1,967	1,336	6,093	3,325
Redemptions/outflows	(1,110)	(552)	(2,427)	(1,613)
Exchanges	(62)	3	(43)	(7)
Market value change	(839)	(56)	(656)	(46)

Net change	(44)	731	2,967	1,659

Fixed income assets - end of period	$ 24,449	$ 19,872	$ 24,449	$ 19,872

Bank loan fund assets - beginning of period	21,413	17,792	19,982	16,816
Sales/inflows	1,996	2,522	5,668	5,546
Redemptions/outflows	(2,145)	(814)	(4,571)	(3,095)
Exchanges	(82)	(14)	(105)	(42)
Market value change	(176)	25	32	286

Net change	(407)	1,719	1,024	2,695

Bank loan assets - end of period	$ 21,006	$ 19,511	$ 21,006	$ 19,511

Long-term fund assets - beginning of period	114,113	87,049	94,684	80,175
Sales/inflows	8,154	5,995	30,428	14,681
Redemptions/outflows	(4,958)	(2,798)	(12,136)	(8,801)
Exchanges	(134)	(54)	(148)	(55)
Market value change	(2,015)	(1,173)	2,332	3,019

Net change	1,047	1,970	20,476	8,844

Total long-term fund assets - end of period	$ 115,160	$ 89,019	$ 115,160	$ 89,019

Separate accounts - beginning of period	34,153	30,181	30,494	27,650
Institutional/HNW account inflows	1,389	381	3,109	1,730
Institutional/HNW account outflows	(1,643)	(904)	(3,677)	(3,048)
Institutional/HNW assets acquired [1,2]	270	-	270	427
Retail managed account inflows	1,874	859	4,635	2,526
Retail managed account outflows	(633)	(823)	(1,676)	(1,769)
Retail managed account assets acquired [2]	-	-	-	23
Separate accounts market value change	154	(795)	2,409	1,360

Net change	1,411	(1,282)	5,070	1,249

Separate accounts - end of period	$ 35,564	$ 28,899	$ 35,564	$ 28,899

Money market fund assets - end of period	1,615	2,472	1,615	2,472

Total assets under management - end of period	$ 152,339	$ 120,390	$ 152,339	$ 120,390

		Table 4
	Long-Term Fund and Separate Account Net Flows (in millions)
	Three Months Ended		Nine Months Ended

	July 31,	July 31,	July 31,	July 31,
	2007	2006	2007	2006

Long-term funds:
Open-end and other funds	$ 2,111	$ 1,559	$ 7,180	$ 3,801
Closed-end funds	1,266	162	9,900	269
Private funds	(181)	1,476	1,212	1,810
Institutional/HNW accounts	(254)	(523)	(568)	(1,318)
Retail managed accounts	1,241	36	2,959	757

Total net flows	$ 4,183	$ 2,710	$ 20,683	$ 5,319

[1]	Managed Risk Advisors, LLC acquired by Eaton Vance subsidiary, Parametric Portfolio Advisors, in May 2007.

[2]	Voyageur Asset Management (MA) acquired by Eaton Vance in December 2005.

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